Exhibit 10.8 Joint Development Agreement for Express Tunnel Carwash Project




                                  [LETTERHEAD]

September 20, 2004

Mr. Aaron Green
S&O Development
5600 South Quebec Street, Suite 215A
Greenwood Village, CO 80111


RE: Joint Development Agreement financing Riverdale Carwash, Littleton Colorado.


The following is an outline of the terms Across America Real Estate Development
(AARD) will consider in relation to the proposed joint development agreement for Riverdale Carwash Littleton Colorado. If the following terms are agreeable to S&O Development AARD will proceed with the formulation of the legal documents and a contract. The following terms are not all-inclusive and are subject to change prior to formal approval of the indicated transaction. S&O Development and AARD will form a LLC for the development of the identified property. S&O Development will own 49.9% of the LLC and AARD will own 50.1% of the LLC. The name of the LLC will be Riverdale Carwash Lot3A, LLC.

Borrower:                         Riverdale Carwash Lot 3A, LLC

Development Partner:              S&O Development

Purchaser:                        To be determined

Operating Entity:                 To be determined

Loan Amount Not to Exceed:        $1,850,000 to Riverdale Carwash Lot 3A, LLC

Purpose: To fund the actual cost of development and construction of the Riverdale Carwash Lot 3A of a portion of Lot 3, Riverdale Subdivision, Filing No 1 A part of the SE 1/4 of Section 8, Township 5 5 South, Range 68 West of the Sixth Principal Meridian.





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Additional  Expenses:             In addition to the actual  cost of
                                  development and construction
                                  the LLC will also have expenses
                                  estimated at $3,000 in legal fees
                                  and approximately $4,000 in
                                  accounting fees.
Term:                             1 year

Interest Rate:                    Prime Rate plus .50%

Loan Origination Fee:             1.25% of the commitment, due at closing

Proposed Sale Price:              $2,125,000

Proposed Occupancy Date:          December 15, 2004

Proposed Sale Date:               December 15, 2004

Collateral:                       1st DOT on property


Profit Split Upon Sale:           50% for AARD and 50% for S&O and Castle  Brae
                                  from the proceeds of the sale of the project after all development and construction costs and interest and fee expenses are paid and settled. AARD will receive the first $60,000 of profit; S&O will receive the next $60,000 of profit; then the entities will divide the remainder based upon the 50/50 profit split.


Financial covenants and reporting to be in conformance with AARD requirements.

The rates and terms are those, which we feel, are applicable at this time, but are subject to change. Please be advised that the contents of this letter are confidential.

Please contact me via email at your earliest convenience to review the terms mentioned above but no later than 4:00 PM EST September 21, 2004.

Sincerely,


///Signed///
Alexander V. Lagerborg
President and CEO
Across America Real Estate Development

Accepted by:


///Signed///
Aaron Green
S&O Development


Date:                 October 1, 2004




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